EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d−1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of ARIAD Pharmaceuticals, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 29th day of October, 2013.

SARISSA CAPITAL MANAGEMENT LP

By:	/s/ Seth Platt
Name: Seth Platt
Title: Chief Operating Officer & Chief Compliance Officer

SARISSA CAPITAL DOMESTIC FUND LP By: Sarissa Capital Fund GP LP, its general partner

By:	/s/ Seth Platt
Name: Seth Platt
Title: Authorized Person

SARISSA CAPITAL OFFSHORE MASTER FUND LP By: Sarissa Capital Offshore Fund GP LLC, its general partner

By:	/s/ Seth Platt
Name: Seth Platt
Title: Authorized Person

/s/ Alexander J. Denner
Alexander J. Denner